EXHIBIT 23.1

Consent of Richard Walker and Co.

Richard Walker and Co. 433 East 75th Street Certified Public Accountant Chicago, Illinois 60619 Member - Illinois CPA Society (773) 846-6690 / Fax (773) 846-6688

May 27, 2003

CONSENT OF INDEPENDENT AUDITORS

       We cannot to reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4) of Supreme Investment Trust, Inc. and to the incorporation by reference therein of our reports on the financial condition of Supreme Property, Inc. filed with the Securities and Exchange Commission.

/s/ Richard Walker

Richard Walker & Co.
Certified Public Accountant